Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR

SOUTH BOW USA INFRASTRUCTURE HOLDINGS LLC

(formerly known as 6297782 LLC)

OFFER TO EXCHANGE

ANY AND ALL 4.911% SENIOR NOTES DUE 2027 ISSUED ON AUGUST 28, 2024 FOR A LIKE PRINCIPAL AMOUNT OF CORRESPONDING 4.911% SENIOR NOTES DUE 2027 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

ANY AND ALL 5.026% SENIOR NOTES DUE 2029 ISSUED ON AUGUST 28, 2024 FOR A LIKE PRINCIPAL AMOUNT OF CORRESPONDING 5.026% SENIOR NOTES DUE 2029 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

ANY AND ALL 5.584% SENIOR NOTES DUE 2034 ISSUED ON AUGUST 28, 2024 FOR A LIKE PRINCIPAL AMOUNT OF CORRESPONDING 5.584% SENIOR NOTES DUE 2034 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

ANY AND ALL 6.176% SENIOR NOTES DUE 2054 ISSUED ON AUGUST 28, 2024 FOR A LIKE PRINCIPAL AMOUNT OF CORRESPONDING 6.176% SENIOR NOTES DUE 2054 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Title of Series of Initial Notes	Rule 144A CUSIP / ISIN Numbers of Initial Notes	Regulation S CUSIP / ISIN Numbers of Initial Notes	Maturity Date of Initial Notes	Aggregate Principal Amount Outstanding	Exchange Consideration	Title of Series of New Notes	CUSIP / ISIN Numbers of New Notes	Maturity Date of New Notes
4.911% Senior Notes due 2027	83007C AA0 / US83007CAA09	U8300T AA1/ USU8300TAA17	September 1, 2027	U.S.$700,000,000	an equal principal amount of newly issued and registered 4.911% Senior Notes due 2027	4.911% Senior Notes due 2027	83007C AB8 / US83007CAB81	September 1, 2027
5.026% Senior Notes due 2029	83007C AC6 / US83007CAC64	U8300T AB9 / USU8300TAB99	October 1, 2029	U.S.$1,000,000,000	an equal principal amount of newly issued and registered 5.026% Senior Notes due 2029	5.026% Senior Notes due 2029	83007C AD4 / US83007CAD48	October 1, 2029
5.584% Senior Notes due 2034	83007C AE2 / US83007CAE21	U8300T AC7 / USU8300TAC72	October 1, 2034	U.S.$1,250,000,000	an equal principal amount of newly issued and registered 5.584% Senior Notes due 2034	5.584% Senior Notes due 2034	83007C AF9 / US83007CAF95	October 1, 2034
6.176% Senior Notes due 2054	83007C AG7 / US83007CAG78	U8300T AD5 / USU8300TAD55	October 1, 2054	U.S.$700,000,000	an equal principal amount of newly issued and registered 6.176% Senior Notes due 2054	6.176% Senior Notes due 2054	83007C AH5 / US83007CAH51	October 1, 2054

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of South Bow USA Infrastructure Holdings LLC (the “Issuer”) made pursuant to the Prospectus, dated     , 2025 (the “Prospectus”), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach D.F. King & Co. Inc., as exchange agent (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer.

Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Initial Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Initial Notes (the “Letter of Transmittal”) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Any Initial Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Where the Expiration Date has been extended, tenders pursuant to the Exchange Offer as of the previously scheduled Expiration Date may not be withdrawn after the date of the previously scheduled Expiration Date. Capitalized terms not defined herein are defined in the Prospectus or the Letter of Transmittal.

By Regular Mail or Overnight Courier:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 848-2998

Email: southbow@dfking.com

Delivery of this instrument to an address other than as set forth above, or transmission or instructions via facsimile other than as set forth above, will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

DELIVERY OF THE AGENT’S MESSAGE BY DTC, EUROCLEAR OR CLEARSTREAM WILL SATISFY THE TERMS OF THE EXCHANGE OFFER AS TO EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL BY THE PARTICIPANT IDENTIFIED IN THE AGENT’S MESSAGE. DTC PARTICIPANTS MAY ALSO ACCEPT THE EXCHANGE OFFER BY SUBMITTING A NOTICE OF GUARANTEED DELIVERY THROUGH ATOP.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedure described in “Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedure” section of the Prospectus.

The undersigned understands that tenders of Initial Notes will be accepted only in principal amount equal to U.S.$2,000 or integral multiples of U.S.$1,000 in excess thereof. Additionally, the undersigned understands that the tenders of Initial Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Series of Initial Notes Tendered CUSIP No. (144A / Reg S)	Principal Amount of Initial Notes Tendered (must be in denominations of principal amount of U.S.$2,000 and any integral multiple of U.S.$1,000):*	Name(s) of Registered Holder(s):

4.911% Senior Notes due 2027 83007C AA0 (144A)

4.911% Senior Notes due 2027 U8300T AA1 (Reg S)

5.026% Senior Notes due 2029 83007C AC6 (144A)

5.026% Senior Notes due 2029 U8300T AB9 (Reg S)

5.584% Senior Notes due 2034 83007C AE2 (144A)

5.584% Senior Notes due 2034 U8300T AC7 (Reg S)

6.176% Senior Notes due 2054 83007C AG7 (144A)

6.176% Senior Notes due 2054 U8300T AD5 (Reg S)

Address(s) including zip code:

If Initial Notes will be delivered by book entry transfer at The Depository Trust Company, insert Account No.:	Telephone Number including Area Code:

Signature(s) of Registered Owner(s) or Authorized Signatory:

Date:

This Notice of Guaranteed Delivery must be signed by the Holder(s) of Initial Notes exactly as its (their) name(s) appear on certificates for Initial Notes or a security position listing as the owner of Initial Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es):

Name(s):

Capacity:

Address(es):

Do not send Initial Notes with this form. Initial Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “Eligible Guarantor Institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent’s account at DTC pursuant to the procedures set forth in “Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm

Address

Zip Code

Area Code and Tel. No.

Authorized signature

Title

Name: (Please Type or Print)

Dated:

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.

Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

2.

Signatures of this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Initial Notes, the signature must correspond with the name shown on the security position listing as the owner of the Initial Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Initial Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing

3.

Requests for assistance or additional copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified on the first page hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.